EXHIBIT 10.1

AMENDED AND RESTATED INDEMNITY AGREEMENT

THIS AGREEMENT is made as of _____ ___, _____ by and between Northwest Natural Gas Company, an Oregon corporation (the “Company”) and a wholly-owned subsidiary of Northwest Natural Holding Company (“Parent”), and ________________ (“Indemnitee”), a director or officer of the Company.

RECITALS

A. It is essential to the Company to retain and attract as directors and officers the most capable persons available.

B. The increase in corporate litigation subjects directors and officers to expensive litigation risks at the same time that the availability and coverage of directors’ and officers’ liability insurance have been reduced.

C. It is now and always has been the express policy of the Company to indemnify its directors and officers so as to provide them with the maximum possible protection permitted by law.

D. The Amended and Restated Articles of Incorporation of the Company (the “Restated Articles”) require indemnification of the directors and officers of the Company to the fullest extent permitted by law. The Oregon Business Corporation Act (the “Act”) expressly provides that the indemnification provisions set forth in the Act are not exclusive, and thereby contemplates that contracts may be entered into between the Company and members of the Board of Directors and officers with respect to indemnification of directors and officers.

NOW, THEREFORE, the Company and Indemnitee agree as follows:

1. Services to the Company. Indemnitee will serve or continue to serve as a director or officer of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders a resignation in writing or is removed.

2.    Definitions. As used in this Agreement:

(a) A “Change in Control” shall be deemed to have occurred upon any of the following events:

(A)    The consummation of:
(1)    any consolidation, merger or plan of share exchange involving Parent (a “Merger”) as a result of which the holders of outstanding securities of Parent ordinarily having the right to vote for the election of directors (“Voting Securities”) immediately prior to the Merger do not continue to hold at least 50% of the combined voting power of the outstanding Voting Securities of the surviving corporation or a parent corporation of the surviving corporation immediately after the Merger, disregarding any Voting Securities issued to or retained by such holders in respect of securities of any other party to the Merger;
(2)    any consolidation, merger, plan of share exchange or other transaction involving the Company as a result of which Parent does not continue to hold, directly or indirectly, at least 50% of the outstanding securities of the Company ordinarily having the right to vote for the election of directors; or
(3)    any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of Parent or the Company;
(B)    At any time during a period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Parent (“Incumbent Directors”) shall cease for any reason to constitute at least a majority thereof; provided, however, that the term “Incumbent Director” shall also include each new director elected during such two-year period whose nomination or election was approved by two-thirds of the Incumbent Directors then in office; or
(C)    Any Person (as defined below) shall, as a result of a tender or exchange offer, open market purchases or privately negotiated purchases from anyone other than Parent, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), directly or indirectly, of Voting Securities representing twenty percent (20%) or more of the combined voting power of the then outstanding Voting Securities, but disregarding any Voting Securities with respect to which that acquirer has filed a Schedule 13G with the Securities and Exchange Commission (“SEC”) indicating that the Voting Securities were not acquired and are not held for the purpose of or with the effect of changing or influencing, directly or indirectly, the Company’s management or policies, unless and until that entity or person files a Schedule 13D with the SEC, at which point this exception will not apply to such Voting Securities, including those previously subject to a Schedule 13G. For purposes of this definition, the term “Person” shall mean and include any individual, corporation, partnership, group, association or other “person,” as such term is used in Section 14(d) of the Exchange Act, other than the Company or Parent or any employee benefit plan sponsored by the Company or Parent.
Notwithstanding anything in the foregoing to the contrary, unless otherwise determined by the Board, no Change in Control shall be deemed to have occurred for purposes of this Agreement if (1) an executive officer acquires (other than on the same basis as all other holders of shares of Common Stock of Parent or the Company) an equity interest in an entity that acquires Parent or the Company in a Change in Control otherwise described under subparagraph (A) above, or (2) an executive officer is part of a group that constitutes a Person which becomes a beneficial owner of Voting Securities in a transaction that otherwise would have resulted in a Change in Control under subparagraph (C) above.

(b)    The term “Expenses” means all direct and indirect expenses, including fees and expenses of attorneys, fees and expenses of accountants, court costs, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, printing and binding costs, telephone charges, delivery service fees, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds, or their equivalents), together with all other disbursements or expenses incurred in connection with (i) the investigation, preparation, prosecution, defense, settlement, mediation, arbitration and appeal of a Proceeding (as defined below), (ii) serving as an actual or prospective witness, or preparing to be a witness in a Proceeding, or other participation in, or other preparation for, any Proceeding, or otherwise being asked to participate in or respond to any discovery related to a Proceeding, (iii) any compulsory interviews or depositions related to a Proceeding, (iv) any non-compulsory interviews or depositions related to a Proceeding, subject to the person receiving advance written approval by the Company to participate in such interviews or depositions, (v) responding to, or objecting to, a request to provide discovery in any Proceeding, and (vi) establishing or enforcing a right to indemnification under this Agreement, the Company’s Bylaws, the Restated Articles, other applicable law or otherwise. Expenses shall also include any federal, state, local and foreign taxes imposed on such person as a result of the actual or deemed receipt of any payments under this Agreement.
(c) “Improper Personal Benefit” means a person’s receipt of a personal gain in fact, in connection with such person’s service in an Official Capacity (as defined below), in the form of a financial profit, monies or other advantage not also accruing to the benefit of the Company or to the shareholders generally and which is unrelated to his or her usual compensation by the Company for serving as a director or officer, including, but not limited to: (1) the diversion of a corporate opportunity, and (2) the use or communication of confidential information relating to the Company or its business or affairs for the purpose of generating a profit from trading in the Company’s securities or providing a benefit to a third party, including, without the express written consent of the Board of Directors, assisting a third party who is seeking to change the composition of the Board of Directors, management of the Company or the policies or strategic direction of the Company.
(d) An “Indemnifiable Event” means any event or occurrence, whether occurring before, on or after the date of this Agreement, related to or arising out of the fact that the Indemnitee is or was serving in an Official Capacity, or by reason of an action or inaction by the Indemnitee in any such Official Capacity, whether the basis of such Proceeding is an alleged action in an Official Capacity or in any other capacity while serving in an Official Capacity and whether or not serving in any Official Capacity at the time any Losses are incurred for which indemnity or Expense Advance (as defined below) can be provided under this Agreement.

(e) “Losses” means all direct and indirect Expenses, losses, liabilities, damages, judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes assessed on a person with respect to an employee benefit plan, and amounts paid or payable in connection with any judgment, award or settlement, including any interest, assessments, and any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any indemnification or expense advancement payments hereunder.

(f) “Official Capacity” means any and all past, present or future service by the Indemnitee as a director, officer, employee or agent of the Company or, serving at the request of the Company as a director, officer, employee, fiduciary, trustee, agent or other representative of an Other Enterprise.

(g)    References to “other enterprise” includes another corporation, partnership, limited liability company, joint venture, trust, bank, association or other enterprise, whether for profit or not-for-profit, including, but not limited to, any subsidiaries or affiliates of the Company, any entities formed by the Company and any employee benefit plans maintained or sponsored by the Company; references to “fines” includes any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” includes any service to an Other Enterprise by the Indemnitee at the request of, for the convenience of, or to represent the interests of, the Company or any subsidiary or affiliate of the Company. For the purposes of this Agreement, the Indemnitee’s service to an Other Enterprise shall be presumed to constitute serving at the request of the Company, unless it is conclusively determined to the contrary by a majority vote of the directors of the Company then in office, excluding from such vote any interested director. With respect to such determination, it shall not be necessary for the Indemnitee to show any actual or prior request by the Company or its Board of Directors for such service to an Other Enterprise; and a person who acted in good faith and in a manner reasonably believed to be in the best interest of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement. References to “Person” (other than in the definition of “Change in Control”) means any individual, corporation (profit or not-for-profit), firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

(h)    The term “Proceeding” includes any threatened, asserted, pending or completed claim, action, suit or proceeding, arbitration, mediation, inquiry, hearing, investigation (including any internal investigation), other alternative dispute mechanism or any other proceeding, whether civil, criminal, administrative, regulatory, arbitrative, legislative, investigative or otherwise and whether formal or informal, or any appeal of any kind therefrom, including an action initiated by the Indemnitee to enforce the Indemnitee’s rights to indemnification or Expense Advance (as defined below) under this Agreement or any provision of the Restated Articles, the Company’s Bylaws, or other applicable law, and whether instituted by or in the right of the Company, a governmental agency, the Board of Directors, any authorized committee thereof, a class of the Company’s security holders or any other party, and whether made pursuant to federal, state or other law, or any inquiry, hearing or investigation (including any internal investigation), whether formal or informal, whether instituted by or in the right of the Company, a governmental agency, the Board of Directors, any committee thereof, a class of the Company’s security holders, or any other party that the Indemnitee believes might lead to the institution of any such proceeding.

3.    Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is a party to or threatened to be made a party to any Proceeding (other than a Proceeding by or in the right of the Company to procure a judgment in its favor) arising by reason of (or arising in part out of) an Indemnifiable Event, against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the Proceeding, but only if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, in addition, had no reasonable cause to believe that Indemnitee’s conduct was unlawful.

4.    Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is a party to or threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in its favor arising by reason of (or arising in part out of) an Indemnifiable Event, against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of the Proceeding, but only if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity.

5.    Indemnification of Expenses of Successful Party. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, or in prosecution of any Proceeding to enforce the Company’s obligations under this Agreement pursuant to Section 11, the Company shall indemnify Indemnitee against all Losses actually and reasonably incurred in connection therewith, notwithstanding an earlier determination by the Company (including by its directors, committee members, shareholders or any Independent Counsel) that the Indemnitee is not entitled to indemnification under applicable law. For purposes of this Agreement, the term “successful on the merits or otherwise” shall include, but not be limited to, (i) any termination, withdrawal, or dismissal (with or without prejudice) of any Proceeding against the Indemnitee without any express finding of liability or guilt against the Indemnitee, (ii) the expiration of one-hundred twenty (120) calendar days after the making of any claim or threat of a Proceeding without the institution of the same and without any promise or payment made to induce a settlement, and (iii) the settlement of any Proceeding pursuant to which the Indemnitee is obligated to pay less than $100,000.

6.    Additional Indemnification.

(a)    The Company agrees, as set forth in this Section 6(a), to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification may not be specifically authorized by the Restated Articles, the Company’s Bylaws, the Act or the other provisions of this Agreement. Accordingly, notwithstanding any limitation in Sections 3, 4 or 5, the Company shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a

Proceeding by or in the right of the Company to procure a judgment in its favor) against all judgments, fines, amounts paid in settlement and Expenses actually and reasonably incurred by Indemnitee in connection with the Proceeding. No indemnity shall be made under this Section 6(a) on account of Indemnitee’s conduct which constitutes a breach of Indemnitee’s duty of loyalty to the Company or its shareholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.

(b)    For purposes of Section 6(a), the meaning of the phrase “to the fullest extent permitted by law” includes, but is not limited to:

(i)    to the fullest extent permitted by the provision of the Act that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the Act; and

(ii)    to the fullest extent authorized or permitted by any amendments to or replacements of the Act adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

(c)    The Company agrees to indemnify Indemnitee for Expenses if Indemnitee is called, in connection with a Proceeding, as a non-party witness by reason of the fact that Indemnitee is or was a director or officer of the Company.

7.    Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a)    for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision;

(b)    for any transaction from which Indemnitee derived an Improper Personal Benefit;

(c)    for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act, or similar provisions of state statutory or common law;

(d)    if a court having jurisdiction in the matter shall finally determine that such indemnification is not lawful under any applicable statute or public policy (and, in this respect, both the Company and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication);

(e)    in connection with any Proceeding (or part of any Proceeding) initiated by Indemnitee, or any Proceeding by Indemnitee against the Company and its directors, officers, employees or other indemnitees, unless (i) the Company is expressly required by law to make the indemnification, (ii) the Proceeding was authorized by the Board of Directors of the Company, (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, or (iv) Indemnitee initiated the Proceeding pursuant to Section 11 of this Agreement and Indemnitee is successful in whole or in part in the Proceeding; and

(f) on account of any Proceeding for any reimbursement of the Company by the Indemnitee of any compensation as required under any incentive compensation recoupment or “clawback” policy of the Company in effect from time to time.

8.    Advances of Expenses. The Company shall pay the expenses incurred by Indemnitee in any Proceeding in advance of the final disposition of such Proceeding (“Expense Advance”), at the written request of Indemnitee, if Indemnitee:

(a)    furnishes the Company a written affirmation of the Indemnitee’s good faith belief that Indemnitee is entitled to be indemnified by the Company under this Agreement; and

(b)    furnishes the Company a written undertaking to repay the advance to the extent that it is ultimately determined (in accordance with this Section 8 or by final judicial determination from which there is no further right to appeal, as applicable) that Indemnitee is not entitled to be indemnified by the Company.

Advances shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances made under this Section 8 shall be paid by the Company to Indemnitee as soon as practicable but in any event within ten (10) business days after the receipt by the Company of a written request by Indemnitee to the Company, together with a reasonable accounting of such Expenses, pursuant to this Section 8. Any advances pursuant to this Section 8 shall be unsecured and interest-free. Except as expressly set forth in this Section 8, the Company shall not impose on the Indemnitee additional conditions to Expense Advance or require from the Indemnitee additional undertakings regarding repayment. Advancements shall include any and all reasonable Expenses incurred, or reasonably anticipated to be incurred, pursuing an action to enforce the Indemnitee’s right of Expense Advance pursuant to this Agreement or any provision of the Restated Articles, the Company’s Bylaws, the Act or other applicable law, including Expenses incurred preparing and forwarding statements to the Company to support the Expense Advances claimed pursuant to this Agreement.

9.    Notification and Defense of Claim. Not later than thirty (30) days after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect of the Proceeding is to be made against the Company under this Agreement, notify the Company of the commencement of the Proceeding, including, to the extent reasonably available to the Indemnitee, the nature of, and the facts underlying, such Proceeding or matter and such other documentation and information as is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Without limiting the generality of the foregoing, the Indemnitee agrees to promptly notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information, or other documents relating to any Proceeding or matter which may be subject to indemnification hereunder. The omission to notify the Company will not relieve the Company from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement:

(a)    The Company will be entitled to participate in the Proceeding at its own expense.

(b)    Except as otherwise provided below, the Company may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense of the Proceeding, with legal counsel reasonably satisfactory to the Indemnitee. Indemnitee shall have the right to use separate legal counsel in the Proceeding, but the Company shall not be liable to Indemnitee under this Agreement, including Section 8 above, for the fees and expenses of separate legal counsel incurred after notice from the Company of its assumption of the defense, unless (i) Indemnitee reasonably concludes that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of the Proceeding, (ii) the named parties in any such Proceeding (including any impleaded parties) include the Company or any subsidiary of the Company and the Indemnitee, and the Indemnitee reasonably concludes that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company or any subsidiary of the Company, (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, in which case the Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Proceeding) at the Company’s expense or (iv) the Company does not use legal counsel to assume the defense of such Proceeding. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (i) above.

(c)    If two or more persons who may be entitled to indemnification from the Company, including the Indemnitee, are parties to any Proceeding, the Company may require Indemnitee to use the same legal counsel as the other parties. Indemnitee shall have the right to use separate legal counsel in the Proceeding, but the Company shall not be liable to Indemnitee under this Agreement, including Section 8 above, for the fees and expenses of separate legal counsel incurred after notice from the Company of the requirement to use the same legal counsel as the other parties, unless the Indemnitee reasonably concludes that there may be a conflict of interest between Indemnitee and any of the other parties required by the Company to be represented by the same legal counsel.

(d)    The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent, which shall not be unreasonably withheld. Indemnitee shall permit the Company to settle any Proceeding the defense of which it assumes, except that the Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent, which may be given or withheld in Indemnitee’s sole discretion.

10.    Procedure Upon Application for Indemnification. Any indemnification under Sections 3, 4, 5 or 6 of this Agreement shall be made no later than 90 days after receipt of the written request of Indemnitee for indemnification and shall not require that a determination be made in accordance with the Act by the persons specified in the Act that indemnification is required under this Agreement. However, unless it is ordered by a court in an enforcement action under Section 11 of this Agreement, no such indemnification shall be made if a determination is made within such 90-day period by (a) the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the Proceeding (“Disinterested Directors”), (b) if such a quorum of Disinterested Directors cannot be obtained, by majority vote of a committee duly designated by the Board of Directors (all directors, whether or not Disinterested Directors, may participate in such designation) consisting solely of two or more Disinterested Directors, (c) independent legal counsel in a written opinion (which counsel shall be appointed if such committee cannot be designated), that the Indemnitee is not entitled to indemnification under this Agreement (“Independent Counsel”), or (d) if such Independent Counsel determination cannot be obtained, by majority vote of a quorum of shareholders consisting of shareholders who are not parties to such Proceeding, or if no such quorum is obtainable, by a majority vote of shareholders who are not parties to such Proceeding, using such directors’, committee members’, Independent Counsel’s or shareholders’, as the case may be, reasonable best efforts to make such determination as promptly as is reasonably practicable under the circumstances, as to whether the Indemnitee is entitled to be indemnified under applicable law. If it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within thirty (30) calendar days after such determination. The Indemnitee shall reasonably cooperate with the Person or Persons making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such Person or Persons upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by the Indemnitee in so cooperating with the Person or Persons making such determination shall be borne by the Company (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold the Indemnitee harmless therefrom. Any determination by the Company that the Indemnitee is entitled to indemnification (including by its directors, committee members, shareholders or any Independent Counsel) shall be conclusive and binding on the Company and the Indemnitee. The Company agrees that all costs incurred by the Company in making the determination under this Section 10 shall be borne solely by the Company, including, but not limited to, the costs of legal counsel (including any Independent Counsel serving under this Section 10), proxy solicitations and judicial determinations.
11.    Enforcement.

(a) Indemnitee may enforce any right to indemnification or advances granted by this Agreement to Indemnitee in any court of competent jurisdiction if (a) the Company denies the claim for indemnification or advances, in whole or in part, (b) the Company does not dispose of the claim within 90 days of a written request for indemnification or advances, (c) any amount of Losses is not paid in full by the Company according to Section 3 or 4 after a determination is made pursuant to Section 10 that the Indemnitee is entitled to be indemnified or (d) any amount of Expense Advance is not paid in full by the Company according to Section 8 after a request and an undertaking pursuant to Section 8 have been received by the Company.

(b) Indemnitee, in the enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. It shall be a defense to any such enforcement action (other than an action brought to enforce a claim for advancement of Expenses pursuant to Section 8 above, if Indemnitee has tendered to the Company the required affirmation and undertaking) that Indemnitee is not entitled to indemnification under this Agreement, but the burden of proving this defense shall be on the Company. Neither a failure of the Company (including its Board of Directors or its shareholders) to make a determination prior to the commencement of the enforcement action that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors or its shareholders) that indemnification is improper shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise. The termination of any Proceeding by judgment, order of court, settlement, conviction or upon a plea of nolo-contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise.

12. Indemnification for Expenses of the Indemnitee in Enforcing Rights. To the fullest extent allowable under the Act and other applicable law, the Company shall also indemnify, or cause the indemnification of, the Indemnitee against any and all Expenses and, if requested by the Indemnitee, shall advance such Expenses to the Indemnitee subject to and in accordance with Sections 8 and 11, which are actually and reasonably incurred by the Indemnitee in connection with any Proceeding brought by the Indemnitee for (i) indemnification or an Expense Advance by the Company under any provision of this Agreement, under any other agreement that the Indemnitee is a party to, or under any provision of the Restated Articles, the Company’s Bylaws, the Act or other applicable law now or hereafter in effect, in each case, relating to the Indemnitee’s rights to indemnification or Expense Advance, and/or (ii) recovery under any director’s and officer’s liability or other insurance policies maintained by the Company, regardless of, in the case of (i) or (ii), whether the Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance or insurance recovery, as the case may be. The Indemnitee shall be required to reimburse the Company in the event that a final judicial determination is made that any such Proceeding brought by the Indemnitee was frivolous or was not made in good faith.

13.    Partial Indemnification. If Indemnitee is entitled under any provisions of this Agreement to indemnification by the Company for some or part of the Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in the investigation, defense, appeal or settlement of any Proceeding but not, however, for the total amount, the Company shall indemnify Indemnitee for the portion of the Expenses, judgments, fines and amounts paid in settlement to which Indemnitee is entitled.

14. Presumptions and Effect of Certain Proceedings.

    (a)    In connection with any determination concerning the Indemnitee’s right to indemnification, the Person or Persons making such determination shall presume that the Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification under this Agreement if the Indemnitee has submitted a request for indemnification in accordance with Section 10 above, and, except where any required undertaking under Section 8 has not been delivered to the Company, anyone seeking to overcome this presumption shall have the burden of proof and burden of persuasion, by clear and convincing evidence.
(b)    The Indemnitee shall be deemed to have met the applicable standard of conduct and to be entitled to indemnification under the Act for any action or omission to act undertaken (i) in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to the Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board of Directors, or by any other Person as to matters the Indemnitee reasonably believes are within such other Person’s professional or expert competence, or (ii) on behalf of the Company in furtherance of the interests of the Company in good faith in reliance upon, and in accordance with, the advice of legal counsel or accountants; provided, however that the Indemnitee has no reasonable cause to believe that such legal counsel or accountants were not selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company or an Other Enterprise shall not be imputed to the Indemnitee for purposes of determining the right to indemnification or advancement of Expenses under this Agreement. Whether or not the foregoing provisions of this Section 14(b) are satisfied, it shall in any event be presumed that the Indemnitee has at all times acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

(c)    For purposes of this Agreement, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

    15. Failure to Act Not a Defense. Neither the failure of the Company (including by its directors, committee members, shareholders or any Independent Counsel) to have made a determination as to whether the Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Company (including by its directors, committee members, shareholders or any Independent Counsel) that the Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by the Indemnitee to secure a judicial determination that the Indemnitee should be indemnified under applicable law, shall be a defense in any action brought under Section 11 hereof to the Indemnitee’s claim for indemnification or Expense Advance or create a presumption that the Indemnitee has not met any particular standard of conduct or did not have any particular belief.

16.    Nonexclusivity and Continuity of Rights. The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Restated Articles, the Company’s Bylaws, any other agreement, any vote of shareholders or directors, the Act, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding office. The indemnification under this Agreement shall continue as to Indemnitee even though Indemnitee ceases to be a director or officer and shall inure to the benefit of the heirs and personal representatives of Indemnitee.

17.    Business Combinations. Prior to any Change in Control, the Company shall obtain a prepaid, fully-earned and non-cancellable “tail” directors’ and officers’ liability insurance policy in respect of acts or omissions occurring at or prior to the Change in Control with a claims period of six (6) years from the effective date of the Change in Control, covering the Indemnitee, to the extent that the Indemnitee is covered by directors’ and officers’ liability insurance immediately prior to the Change in Control, with the coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Company and its subsidiaries than those of the directors’ and officers’ liability insurance in effect immediately prior to such Change in Control. Any such tail policy may not be amended, modified, cancelled or revoked after the Change in Control by the Company or any successor thereto in any manner that is adverse to the Indemnitee.

18. Covenant Not To Sue, Limitation of Actions and Release of Claims. To the extent permitted by applicable law, no legal action shall be brought and no cause of action shall be asserted by or in the right of the Company (or any of its subsidiaries) against the Indemnitee, the Indemnitee’s spouse, heirs, executors, or personal or legal representatives, administrators or estate after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two (2) year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

19. Access to Information. The Indemnitee shall be entitled to access such information in the possession of the Company as may be reasonably necessary to enforce the Indemnitee’s rights under this Agreement.

20. Non-Exclusivity, Etc. The rights of the Indemnitee hereunder to indemnification and Expense Advance shall be in addition to, but not exclusive of, any other rights the Indemnitee may have at any time under the Company’s Bylaws or the Restated Articles, the Act, other applicable law, any insurance policy where the Indemnitee is an insured thereunder or any other agreement, vote of shareholders or directors (or a committee of directors), or otherwise, both as to actions in the Indemnitee’s Official Capacity and as to actions in any other capacity. The right to be indemnified or to receive advancement of Expenses under this Agreement (i) is a contract right based upon good and valuable consideration, pursuant to which the Indemnitee may sue to enforce, (ii) is, and is intended to be, retroactive and shall be available as to events occurring prior to the date of this Agreement, and (iii) shall continue after any rescission or restrictive modification of this Agreement as to events occurring prior thereto.
21. Representations and Warranties of the Company. The Company hereby represents and warrants to the Indemnitee as follows:

    (a)    Authority. The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.
(b)    Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally.

22.    Severability. If this Agreement or any portion of it is invalidated on any ground by any court of competent jurisdiction, the Company shall indemnify Indemnitee as to Expenses, judgments, fines and amounts paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that is not invalidated or by any other applicable law or arrangement.

23.    Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons. Indemnitee shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

24.    Modification and Waiver. Except as provided in Section 29 with respect to changes in the Act that broaden the right of the Indemnitee to be indemnified by the Company and Section 25 which provides for the Indemnitee to be afforded the benefit of a more favorable term or terms included in other indemnification agreements, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties. No waiver of any of the provisions in this Agreement shall constitute a waiver of any other provisions of this Agreement (whether or not similar) nor shall any waiver constitute a continuing waiver, unless expressly stated in any waiver.

25. More Favorable Indemnification Agreements. In the event the Company or any of its subsidiaries enters into an indemnification agreement with another director or executive officer of the Company or any of its subsidiaries or affiliates containing a term or terms more favorable to the Indemnitee than the terms contained herein, the Indemnitee shall be afforded the benefit of such more favorable term or terms and such more favorable term or terms shall be deemed incorporated by reference herein as if set forth in full herein.

26. Contribution.

    (a)    Whether or not the indemnification provided in Sections 3 or 4 of this Agreement is available, in respect of any Proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in the Proceeding that is the basis for the Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring the Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against the Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in the Proceeding that is the basis for the Proceeding) unless such settlement provides for a full and final release of all claims asserted against the Indemnitee, which release shall be in form and substance reasonably satisfactory to the Indemnitee.
(b)    Without diminishing or impairing the obligations of the Company set forth in Section 26(a), if, for any reason, the Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement relating to any Proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by the Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company other than the Indemnitee who are jointly liable with the Indemnitee (or would be if joined in such Proceeding), on the one hand, and the Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to applicable law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than the Indemnitee who are jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and the Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company other than the Indemnitee who are jointly liable with the Indemnitee (or would be if joined in such Proceeding), on the one hand, and the Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

(c)    The Company hereby agrees to fully indemnify and hold the Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company other than the Indemnitee who may be jointly liable with the Indemnitee.

27.    Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) upon delivery if delivered by hand to the party to whom the notice or other communication shall have been directed or (b) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(i) If to Indemnitee, at the address indicated on the signature page of this Agreement.

(ii) If to the Company, to

Northwest Natural Gas Company
250 SW Taylor St.
Portland, Oregon 97204
Attention: Chief Executive Officer

or to any other address as may have been furnished to Indemnitee by the Company.

28.    Counterparts. The parties may execute this Agreement in two counterparts, each of which shall constitute the original.

29.    Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the state of Oregon. To the extent that a change in the Act or the interpretation thereof (whether by statute or judicial decision) permits broader indemnification or advancement of Expenses than is provided under the terms of the Restated Articles, the Company’s Bylaws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change in law. In the event of any change in the Act (whether by statute or judicial decision) which narrows the right of a corporation incorporated in the State of Oregon to indemnify a member of its board of directors, an officer, or other agent, such changes, to the extent not required by applicable law to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

30.    Conflict With Governing Documents. To the fullest extent permitted by the Act and other applicable law, in the event of a conflict between the terms of this Agreement and the terms of the Restated Articles or the Company’s Bylaws, the terms of this Agreement shall govern and prevail.

31.    Cooperation and Intent. The Company shall cooperate in good faith with the Indemnitee and use its reasonable best efforts to ensure that, to the fullest extent permitted by the Act and other applicable law, the Restated Articles, the Company’s Bylaws and the terms of this Agreement, the Indemnitee is indemnified and/or reimbursed for Losses described herein and receives the Expense Advance.

32.    Noninterference. The Company shall not seek or agree to any order of any court or other governmental authority that would prohibit, limit, or otherwise interfere, and shall not take or fail to take any other action if such action or failure would reasonably be expected to have the effect of prohibiting, limiting, or otherwise interfering, with the performance of the Company’s indemnification, advancement of Expenses or other obligations under this Agreement.

33.    Validity of Agreement. The Company shall be precluded from asserting in any Proceeding, including, without limitation, any action under Section 11 above, that the provisions of this Agreement are not valid, binding or enforceable or that there is insufficient consideration for this Agreement and shall stipulate in any judicial proceeding that the Company is bound by all the provisions of this Agreement.

34. Services of the Indemnitee. This Agreement shall not be deemed to constitute an agreement of employment between the Company or any of its affiliates and any Indemnitee nor shall it impose any obligation on the Indemnitee or the Company or any of its affiliates to continue the Indemnitee’s service to the Company. The Indemnitee specifically acknowledges that the Indemnitee’s employment with the Company or any of its affiliates is at will, and that the Indemnitee may be discharged at any time for any reason, with or without cause, and with or without severance compensation, except as may be otherwise provided in a written employment or similar agreement between the Indemnitee and the Company or any of its affiliates or other applicable formal severance policies duly adopted by the Board of Directors or other employer of the Indemnitee. The Indemnitee, if a member of the Board of Directors, hereby agrees to serve or continue to serve as a director of the Company, for so long as the Indemnitee is duly elected or appointed or until the Indemnitee tenders his or her resignation or is removed in accordance with the Restated Articles, the Company’s Bylaws and applicable law.

35.    Successors and Assigns. This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of applicable law) and (b) binding on and shall inure to the benefit of the personal and legal representatives, spouses, heirs, executors and administrators of the Indemnitee. This Agreement shall continue in effect for the benefit of the Indemnitee and such personal and legal representatives, assigns, spouses, heirs, executors and administrators regardless of whether the Indemnitee continues to serve as an officer, director or other representative or agent of the Company or any other Person at the request of the Company. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a significant portion, of the business and/or assets of the Company and/or its subsidiaries, by written agreement in form and substance reasonably satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. Except as otherwise provided in this Section 35, neither this Agreement nor any duties or responsibilities pursuant hereto may be assigned by the Company to any other Person without the express prior written consent of the Indemnitee.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first written above.

NORTHWEST NATURAL GAS COMPANY	INDEMNITEE

By:	By:
Signature	Signature

Type or Print Name	Type or Print Name

Title	Address